24HOLDINGS INC. - SUBSIDIARIES


   Each of the following subsidiaries is incorporated in the United Kingdom:


                  Wholly Owned Subsidiaries of 24Holdings Inc.:
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                            24STORE (Europe) Limited

                                24Mobile Limited

             Wholly Owned Subsidiaries of 24STORE (Europe) Limited:
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                                 24STORE Limited
                    (formerly known as LapLand (UK) Limited)

                              Mobile Planet Limited

                              Cyberia (UK) Limited